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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         TOYOTA AUTO LEASE TRUST 1998-B
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             (Exact Name of Registrant as Specified in Its Charter)



California                                                  N/A
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(State of incorporation or organization)   (IRS Employer Identification Number)



c/o Toyota Leasing, Inc.
19001 South Western Avenue, Torrance CA                              90509
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(Address of principal executive offices)                           (Zip Code)



 If this form relates to the              If this form relates to the
 registration of a class of securities    registration of a class of securities
 pursuant to Section 12(b) of             pursuant to Section 12(g) of the
 the Exchange Act and is effective        Exchange Act and is effective
 pursuant to General Instruction          pursuant to General Instruction
 A.(c), please check the following        A.(d), please check the following
 box. / /                                 box. /X/



Securities Act registration statement file number to which this form relates:
 333-57109
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(If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

      Title of Each Class                     Name of Each Exchange on Which
      to be so Registered                     Each Class is to be Registered
      -------------------                     ------------------------------
              None                                         N/A
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Securities to be registered pursuant to Section 12(g) of the Act:

        $335,000,000 5.35% Auto Lease Asset-Backed Certificates Class A-1 $575,000,000 5.45% Auto Lease Asset-Backed Certificates, Class A-2 $96,400,000 5.50% Auto Lease Asset-Backed Certificates, Class A-3
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                               (Title of Classes)

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Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  On September 29, 1998 pursuant to a SUBI Certificate Purchase and Sale Agreement (the "Certificate Transfer Agreement") dated as of September 1, 1998, Toyota Motor Credit Corporation transferred to Toyota Leasing, Inc. ("TLI") a certificate evidencing a special unit of beneficial interest (the "SUBI Certificate") representing a beneficial interest in certain specified assets of Toyota Lease Trust, a Delaware business trust.

                  Also on September 29, 1998, pursuant to the Securitization Trust Agreement (the "Securitization Trust Agreement") dated as of September 1, 1998, between TLI and U.S. Bank National Association (formerly known as First Bank National Association), as securitization trustee, TLI, as originator of the Toyota Auto Lease Trust 1998-B (the "Securitization Trust"), transferred to the Securitization Trust the SUBI Certificate (excluding all rights to the proceeds of the Residual Value Insurance Policy) in exchange for, among other things, the Auto Lease Asset Backed Certificates, including the $335,000,000 5.35% Auto Lease Asset Backed Certificates, Class A-1, $575,000,000 5.45% Auto Lease Asset Backed Certificates, Class A-2, and $96,400,000 5.50% Auto Lease Asset Backed Certificates, Class A-3 (the "Certificates") evidencing certain beneficial interests in the assets of the Securitization Trust. These Certificates were offered to the public pursuant to a Prospectus dated September 17, 1998 comprising part of a Registration Statement on Form S-1 (Registration No. 333-57109) (the "Registration Statement"). A complete description of the Certificates is set forth in the Registration Statement, as amended by amendment No. 1 thereto, and the Registration Statement and such amendments are incorporated herein by reference.

                  This Registration Statement relates only to the Certificates issued by the Securitization Trust (the "Registrant"), and not to any other securities described in the Registration Statement.

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Item 2.           EXHIBITS.

Exhibit No.       Description of Exhibit
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   3.1            Articles of Incorporation of Toyota Leasing, Inc.*

   3.2            Bylaws of Toyota Leasing, Inc.*

   4.1 Amended and Restated Trust and Servicing Agreement among Toyota Motor Credit Corporation ("TMCC"), TMTT, Inc., as Trustee and First Bank National Association, as Trust Agent, dated as of October 1, 1996.**

   4.2 UTI Supplement to Amended and Restated Trust and Servicing Agreement among TMCC, TMTT, Inc., as Trustee, and First Bank National Association, as Trust Agent, dated as of October 1, 1996.**

   4.3 SUBI Supplement 1998-B to Amended and Restated Trust Agreement among TMCC, TMTT, Inc., as Trustee and First Bank National Association, as Trust Agent, dated as of September 1, 1998.

   4.4 1998-B SUBI Servicing Supplement to Amended and Restated Trust and Servicing Agreement between TMTT, Inc. and TMCC, dated as of September 1, 1998.

   4.5 SUBI Certificate Purchase and Sale Agreement between TMCC and Toyota Leasing, Inc., dated as of September 1, 1998.

   4.6 TMCC Demand Note Indenture between TMCC and U.S. Bank National Association, as trustee, dated September 1, 1998 (including form of TMCC Demand Note).

   4.7            Securitization Trust Agreement between Toyota Leasing, Inc.
                  and U.S. Bank National Association (f/k/a First Bank National Association, as Trustee.

* Incorporated by reference to Registration Statement on Form S-1 (Registration No. 333-57109).

** Incorporated by reference to Form 8-A relating to certain securities offered by Registration Statement on Form S-1 (Registration No. 333-26717).


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                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  December 16, 1998       TOYOTA AUTO LEASE TRUST 1998-B


                               By:    Toyota Motor Credit Corporation,
                                      as Servicer


                               By:      /s/  GEORGE E. BORST
                                     ---------------------------------
                                     George E. Borst
                                     Senior Vice President and General Manager



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